EXHIBIT 21



                                  SUBSIDIARIES


                                                Percentage         State of
      Parent              Subsidiary            Ownership        Organization


Paramark Enterprises,    Starbake Brands, Inc.       100%         Delaware
       Inc.              (Formerly Interbake
                          Brands, Inc.)